UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2014 (February 21, 2014)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 21, 2014, Business Development Corporation of America (the “Company”), through a wholly-owned financing subsidiary, BDCA Funding 2L, LLC (“Funding Sub”), entered into a revolving credit facility (the “Credit Facility”) with Deutsche Bank AG, New York Branch, as lender and as administrative agent ( “Deutsche Bank”) and U.S. Bank National Association, as collateral agent and collateral custodian.

The Credit Facility provides for borrowings in an aggregate principal amount of up to $60.0 million with a term of 36 months.

The Credit Facility will be priced at LIBOR plus 4.25%, with no LIBOR floor. The undrawn rate is 0.75%. The Funding Sub will be subject to a minimum utilization of 50% of the loan amount in the first 12-months and 65% of the loan amount thereafter, measured quarterly. If the utilized portion of the loan amount is less than the foregoing thresholds, such shortfalls shall bear interest at LIBOR plus 4.25%. The Credit Facility provides for monthly interest payments for each drawn loan. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, in January 2017. Funding Sub paid a structuring fee and incurred certain other customary costs and expenses in connection with obtaining the Credit Facility.

Borrowings under the Credit Facility are subject to compliance with a borrowing base. The Credit Facility may be prepaid in whole or in part, subject to a prepayment fee.

The Credit Facility contains customary default provisions including, but not limited to, non-payment of principal, interest or other obligations under the Credit Facility, insolvency, defaults of certain financial covenants and other events with respect to the Company that may be adverse to Deutsche Bank and the secured parties under the Credit Facility.

In connection with the Credit Facility, Funding Sub has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Upon the occurrence and during the continuation of an event of default, subject, in certain instances, to applicable cure periods, Deutsche Bank may declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable. During the continuation of an event of default, Funding Sub must pay interest at a default rate.

Borrowings of the Funding Sub will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The Company will file the material agreements relating to the Credit Facility with the Securities and Exchange Commission as an exhibit to its next Annual Report on Form 10-K.

On February 27, 2014, the Company issued a press release announcing its entry into the Credit Facility, which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: February 27, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors